Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-183927) and Form S-3D (No. 333-161664) of Winthrop Realty Trust and subsidiaries of our report dated March 29, 2016, relating to the consolidated financial statements of 701 Seventh WRT Investor, LLC and Subsidiaries, which report appears in Amendment No. 1 to the Annual Report on Form 10-K of Winthrop Realty Trust for the year ended December 31, 2015.

/s/ WeiserMazars LLP

New York, New York

March 29, 2016